As filed with the Securities and Exchange Commission on May 18, 2006
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           New York                                     11-1362020
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                            37-18 Northern Boulevard
                        Long Island City, New York 11101
                    (Address of Principal Executive Offices)

                           2006 OMNIBUS INCENTIVE PLAN
                            (Full Title of the Plan)

                            Carmine J. Broccole, Esq.
                   Vice President General Counsel & Secretary
                          Standard Motor Products, Inc.
                            37-18 Northern Boulevard
                        Long Island City, New York 11101
                     (Name and Address of Agent for Service)

                                 (718) 392-0200
          (Telephone Number, Including Area Code, of Agent for Service)



                       CALCULATION OF REGISTRATION FEE (1)

========================== ==================== ====================== ====================== ======================

   Title of Securities        Amount To Be        Proposed Maximum       Proposed Maximum           Amount of
    To Be Registered           Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                      Share (2)              Price (2)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Common  Stock,  $2.00 par
value,   to   be   issued    700,000 shares               $7.97               $5,579,000              $597
under  the  2006  Omnibus
Incentive Plan
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

     (1) This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for Standard Motor Products, Inc.'s Common Stock on May 15, 2006, as reported by the New York Stock Exchange on May 15, 2006.

===============================================================================

                                EXPLANATORY NOTE

                  The purpose of this Registration Statement on Form S-8 of Standard Motor Products, Inc. (the "Registrant") is to register 700,000 shares of the Registrant's common stock, par value $2.00 per share (the "Common Stock"), issuable pursuant to the Registrant's 2006 Omnibus Incentive Plan (the "Plan").

                  The documents containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration
Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission on March 16, 2006 (the "2005 Form 10-K").

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Commission on May 10, 2006.

     (c) Current Reports on Form 8-K, each as filed with the Commission on January 3, 2006, March 1, 2006, March 8, 2006, March 15, 2006 and May 5, 2006.

     (d) The portions of our Proxy Statement relating to our Annual Meeting of Stockholders held on May 18, 2006, as filed with the Commission on April 18, 2006, that have been incorporated by reference into the 2005 Form 10-K.

     (e) The description of the Registrant's Common Stock, $2.00 par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3, as amended (File No. 333-103194), filed with the Commission on June 4, 2003, together with any amendment or report filed with the Commission for the purpose of updating such description.

     (f) All documents subsequently filed by the Registrant's with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In 1986, various Sections of Article 7 of the Business Corporation Law of New York (the "BCL") were amended to broaden the indemnification rights of directors, officers and employees. In 1987, BCL Section 402(b) was further amended to permit a provision to be included in a certificate of incorporation shielding directors from personal liability for breach of their duties as directors. In order to protect our directors, officers and employees, as applicable, to the fullest extent permitted by these statutory amendments, we amended and restated our By-laws (the "By-laws") and restated our Certificate of Incorporation, as amended (the "Certificate of Incorporation").

In general, the By-laws and Certificate of Incorporation provide that we shall, to the fullest extent permitted by Article 7 of the BCL, indemnify each person made or threatened to be made a party to, or called as a witness in, or asked to submit information in, any action or proceeding by reason of the fact that such person is or was a director or officer of us, or serves or served, at our request, any other corporation in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein. This indemnification requirement covers any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature, and whether or not in the nature of a direct or shareholders' derivative action brought by us or on our behalf or any other corporation or enterprise which the director or officer of us serves or has served at our request. The By-laws prohibit indemnification if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The By-laws further provide that no indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless we have given our prior consent to such settlement or other disposition. The By-laws require us to advance or promptly reimburse upon request any person entitled to indemnification for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if such person is ultimately not to be entitled to indemnification; provided, however, that such person cooperates with any request by us that counsel be utilized by the parties to an action or proceeding similarly situated unless to do so would be inappropriate due to actual or potential conflicts of interest.

The Certificate of Incorporation provides that the personal liability of our directors be eliminated to the fullest extent permitted by the provisions of BCL
Section 402(b). It also provides that we shall, to the fullest extent permitted by Article 7 of the BCL, indemnify under that statute from and against any and all of the expenses, liabilities or other matters covered by the statute. The By-laws, summarized above, contain the detailed terms and conditions under which this indemnification requirement of the Certificate of Incorporation is to be effected.

We maintain an officers' and directors' liability insurance policy insuring our officers and directors against certain liabilities and expenses incurred by them in their capacities as such. The policy does not reimburse us for indemnification obligations to our officers and directors.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                                     DESCRIPTION

4.1 2006 Omnibus Incentive Plan (including forms of Stock Option Agreement, Agreement for Restricted Shares and Performance Shares, and SAR Agreement).

5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.

23.1 Consent of Grant Thornton LLP,  Independent  Registered  Public  Accounting
     Firm.

23.2 Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page hereof).


ITEM 9.  UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York on this 18th day of May, 2006.

                                             STANDARD MOTOR PRODUCTS, INC.

                                             By: /s/ James J. Burke
                                                 ------------------------------
                                             Name:  James J. Burke
                                             Title: Vice President, Finance and
                                                    Chief  Financial Officer

     Each person whose signature appears below appoints Lawrence I. Sills and James J. Burke his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

 SIGNATURE                     TITLE                                   DATE
 ---------                     -----                                   ----

/s/ Lawrence I. Sills         Chairman of the Board
----------------------------  and Chief  Executive Officer        May 18, 2006
                              (Principal Executive Officer)

/s/ James J. Burke            Vice President, Finance and         May 18, 2006
----------------------------  Chief Financial Officer
                              (Principal Financial Officer
                              and Principal Accounting Officer)

/s/ Robert M. Gerrity
----------------------------  Director                            May 18, 2006

/s/ Kenneth A. Lehman
----------------------------  Director                            May 18, 2006

/s/ Aruthur S. Sills
----------------------------  Director                            May 18, 2006

/s/ Peter J. Sills
----------------------------  Director                            May 18, 2006

/s/ Frederick D. Sturdivant
----------------------------  Director                            May 18, 2006

/s/ William H. Turner
----------------------------  Director                            May 18, 2006

/s/ Richard S. Ward
----------------------------  Director                            May 18, 2006

/s/ Roger M. Widmann
----------------------------  Director                            May 18, 2006

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION

4.1 2006 Omnibus Incentive Plan (including forms of Stock Option Agreement, Agreement for Restricted Shares and Performance Shares, and SAR Agreement).

5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.

23.1 Consent of Grant Thornton LLP,  Independent  Registered  Public  Accounting
     Firm.

23.2 Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page hereof).